UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	August 2, 2006

InFocus Corporation

(Exact name of registrant as specified in its charter)

Oregon	000-18908	93-0932102
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

27500 SW Parkway Avenue, Wilsonville, Oregon 97070

(Address of principal executive offices, including zip code)

(503) 685-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

InFocus Corporation

FORM 8-K

INDEX TO CURRENT REPORT ON FORM 8-K

Item	Description

5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the
Code of Ethics

9.01	Financial Statements and Exhibits

Signatures

Item 5.05                                             Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Adoption of Amended and Restated Code of Ethics.  On August 2, 2006, the Nominating and Corporate Governance Committee of InFocus Corporation (the “Company”) adopted an amended and restated code of conduct.  The code of conduct applies to all of the Company’s employees, officers and directors, including the Company’s principal executive officer and financial officers.

Among other changes, the amended and restated code of conduct expands on the Company’s values and revises the designated contact person(s) for certain internal and external communications.  The amended code also adds a provision asking departing employees to sign an “Exiting Employee Reminder” document with respect to ongoing confidentiality obligations.

A copy of the amended and restated code of conduct is attached as Exhibit 14.1 to this report and is incorporated herein.  The foregoing description of the amended and restated code of conduct does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.  The following exhibit is attached hereto and this list is intended to constitute the exhibit index.

14.1  Amended and Restated Code of Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

INFOCUS CORPORATION

Dated: August 8, 2006	By	/s/ C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer

	By	/s/ Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary